UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

ERIN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(713) 797-2940

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Chief Financial Officer

On September 9, 2015, Christopher J. Hearne resigned as Senior Vice President and Chief Financial Officer of Erin Energy Corporation (the “Company”), effective as of the close of business on such date, which resignation was accepted by the Company. The resignation was not related to any disagreement with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

(b)	Appointment of Chief Financial Officer

The Board of Directors of the Company (the "Board") appointed Daniel Ogbonna as the Company’s Senior Vice President and Chief Financial Officer, effective September 10, 2015. Mr. Ogbonna, 43, was previously employed by CAMAC International Corporation (“CI”), where he has served as Executive Vice President and Chief Strategy Officer since 2010 and led CI’s business development and M&A activities. At CI, Mr. Ogbonna was responsible for strategic planning, financial forecasting, acquisition analysis and securing funding for CI and its subsidiaries. Prior to his role at CI, Mr. Ogbonna held roles at Limited Brands, Deloitte Consulting and JP Morgan Securities. Mr. Ogbonna holds an MBA from Harvard Business School and a MS in Mechanical Engineering from the University of Michigan, Ann Arbor. There are no family relationships between Mr. Ogbonna and any director or executive officer of the Company.

Mr. Ogbonna will receive an annual base compensation of $295,000 in connection with his appointment as Chief Financial Officer. The preceding description of Mr. Ogbonna’s compensatory arrangements does not purport to be complete and is qualified in its entirety by reference to his offer letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(c)	Appointment of Chief Operating Officer

The Board appointed Segun Omidele, the Company’s Senior Vice President, Exploration and Production, as the Company’s Chief Operating Officer, effective September 9, 2015. Mr. Omidele, 60, has been with the Company since 2011. Prior to joining the Company, he was Senior Vice President, Exploration and Production for Allied Energy Corporation, a role he held since October 2008. He was also appointed as the Managing Director of its Nigerian subsidiary, Allied Energy Plc, in February 2009. Prior to joining Allied Energy Corporation, Mr. Omidele worked for 28 years with various Shell Oil companies in Nigeria, the UK and the USA, where he held several technical and management positions. He left the services of Shell E&P, Africa as Resource Volume Manager for Africa in September 2008. Mr. Omidele holds a Bachelor's degree in Petroleum Engineering from the University of Ibadan, Nigeria and a Master’s degree in Petroleum Engineering from the University of Houston. He is also a graduate of the Advanced Management Program of Harvard Business School. He is a member of the Society of Petroleum Engineers and the Nigerian Society of Engineers. Mr. Omidele will not receive any adjustment to his current compensation as a result of this appointment. There are no family relationships between Mr. Omidele and any director or executive officer of the Company.

Item 8.01. Other Events.

On September 11, 2015, the Company issued a press release relating to the changes in management. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing

Item 9.01	Financial Statements and Exhibits.

10.1	Offer Letter, effective as of September 10, 2015, by and between Erin Energy Corporation and Daniel Ogbonna.
99.1	Press release issued by Erin Energy Corporation, dated September 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

By:	/s/ Nicolas J. Evanoff
Nicolas J. Evanoff
Senior Vice President, General Counsel & Secretary

Date: September 15, 2015